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                                                                      EXHIBIT 15



November 2, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 2, 2005 on our review of interim financial information of Nabors Industries Ltd. and its subsidiaries (the "Company") for the three and nine month periods ended September 30, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in the Registration Statements on Form S-8 (Registration Numbers 333-96699, 333-92483-99, 333-91829-99, 333-91743-99, 333-87069-99, 333-86289-99, 333-76-77099,
333-45446-99, 333-11313-99 and 333-121908) of Nabors Industries Ltd., on Form
S-3 (Registration Numbers 333-85228-99 and 333-99267) of Nabors Industries Ltd., on Form S-3 (Registration Numbers 333-107806-01 and 333-91296) of Nabors Industries Ltd. and Nabors Industries, Inc., and on Form S-3 (Registration Number 333-102246) of Nabors Industries Ltd., Nabors Industries, Inc., Nabors Holdings 1 ULC, Nabors Holdings Ltd. and Nabors International Finance Inc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP